UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 12, 2011 (January 7, 2011)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

                On January 7, 2011, Good Times Restaurants Inc. (the "Company") received a Nasdaq Staff Deficient/Compliant Letter (the "Letter") from the Nasdaq Stock Market Listing Qualifications Department (the "Staff") informing the Company of the Staff's determination that the appointment of Geoffrey Bailey to the Company's Audit Committee violated Nasdaq Listing Rule 5605(c)(2)(A) (the "Listing Rule"), which requires that each Audit Committee member meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").  Because Mr. Bailey is a director and executive officer of The Erie Investment Company, which is the beneficial owner of 12.43% of the Company's outstanding common stock, he does not satisfy the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.  Accordingly, upon Mr. Bailey's appointment to the Audit Committee, the Company became noncompliant with the Listing Rule.

                However, on December 28, 2011, the Company's Board of Directors passed a resolution removing Mr. Bailey from the Audit Committee and electing Mr. Gary Heller to the Audit Committee, in each case effective as of December 28, 2011.  As a result of these actions, the Audit Committee is now comprised of three directors, each of whom is qualified to serve on the Audit Committee under the Listing Rule.  Accordingly, the Staff has determined that the Company has regained compliance with the Listing Rule and that the matter is resolved.  Therefore, the Letter does not impact the listing of the Company's common stock.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                Effective on December 31, 2010, the Company implemented a 1-for-3 reverse stock split with respect to issued and outstanding shares of its common stock, in which every three shares of the Company's common stock issued and outstanding immediately prior to the reverse stock split were automatically exchanged for one share of common stock, with any fractional shares resulting from the exchange being rounded up to the nearest whole share. As previously disclosed in a current report filed on December 17, 2010, the reverse stock split was authorized by the Company's stockholders at a special meeting held on December 13, 2010 and approved by the Company's Board of Directors on December 13, 2010.

On January 10, 2011, the Company filed a Certificate of Change with the Nevada Secretary of State to reflect the reverse stock split.  A copy of the Certificate of Change is attached hereto as Exhibit 3.1.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Change of Good Times Restaurants Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: January 12, 2011	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer
2